EXHIBIT 99.1
23andMe Reports Fourth Quarter and Full Year Fiscal 2024 Financial Results

SOUTH SAN FRANCISCO, Calif., May 23, 2024 -- 23andMe Holding Co. (Nasdaq: ME), a leading human genetics and biopharmaceutical company, reported its financial results for the fourth quarter and full year of fiscal year 2024 (FY24), which ended March 31, 2024.
Key Results and Recent Developments

•On March 28, 2024 the Board of Directors of 23andMe formed a Special Committee comprised of independent directors to review strategic alternatives that may be available to 23andMe to maximize shareholder value. On April 18, 2024 the Company announced it has been made aware that Anne Wojcicki, Chief Executive Officer, Co-Founder, and Chair of the Board of Directors of 23andMe, is considering making a proposal to acquire all of the outstanding shares of 23andMe that she does not currently own.
•Reported total revenue of $64.0 million in the fourth quarter of fiscal 2024, compared to $92.4 million in the fourth quarter of fiscal 2023, a decrease of approximately 31% due to lower research revenue after the conclusion of the GSK collaboration exclusivity term in July 2023 and lower PGS kit volumes and telehealth orders. Full year 2024 revenues were $219.6 million compared to $299.5 million for full year 2023.
•Launched new 23andMe+ Premium ancestry feature called Historical Matches, connecting customers to one or more of 335 historical individuals, weaving ancestral connections into the story of human history and migration.
•Announced availability of three new genetic reports for 23andMe+ members on breast, colorectal and prostate cancer. The reports are based on statistical models known as polygenic risk scores (PRS), developed by 23andMe through its proprietary research database. These PRS reports calculate the potential likelihood of an individual developing one of these cancers, based on thousands of genetic variants associated with the disease.
•Announced dosing of the first patient for Phase 1 clinical trial for 23ME-01473, a dual-mechanism natural killer (NK) cell activator, targeting ULBP6, intended to treat cancer. The Company expects to continue to enroll patients throughout fiscal year 2025 and announce results of the study later in calendar year 2025.
•Presented posters for 23ME-00610 and 23ME-01473 therapeutics programs at the American Association for Cancer Research (AACR) annual meeting and completed enrollment of the 23ME-00610 phase 1/2a clinical trial in April 2024.
•Will be presenting posters at ASCO on the neuroendocrine cohort (June 1) and ovarian cohort (June 3) for 23ME-00610, the first data presentations from the Phase 2a expansion cohorts.
•On May 9, 2024 the Company received a notification letter from Nasdaq notifying the Company that it had been granted an additional 180 days, or until November 4, 2024, to regain compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

“The Company had a productive fourth quarter and solid end to the year, continuing to add value for members of 23andMe+ and advancing our clinical stage assets,” said Anne Wojcicki, Co-Founder & CEO of 23andMe. “We continue to work to build value for customers and shareholders and are looking forward to a transformative FY2025.”

Q4 Fiscal 2024 Financial Results
Total revenue for FY24 Q4 was $64 million, compared to $92 million for the same period in the prior year, representing a decrease of 31%. The decrease was primarily driven by lower research services revenue as the GSK collaboration exclusive discovery term concluded in July 2023, as well as lower consumer services revenue driven mainly by lower PGS kit sales volume and telehealth orders. These decreases were partially offset by higher revenue from growth in our membership services.

Revenue from consumer services, which includes PGS, telehealth and membership services, represented approximately 99% of total revenue for FY24 Q4. Research services revenue accounted for approximately 1% of total revenue for FY24 Q4.

Operating expenses for FY24 Q4 were $239 million, compared to $109 million for the same period in the prior year. The increase in operating expenses was primarily due to a $153 million non-cash goodwill impairment charge taken in the quarter, reflecting the remaining balance of the consumer and research services segment’s goodwill acquired as part of the acquisition of Lemonaid Health Limited. The increase was partially offset by lower personnel-related expenses following workforce reductions in prior quarters along with the disposition of Lemonaid Health Limited in the UK in August 2023 and lower R&D spend due to a significant reduction in GSK collaboration programs.

Net loss for FY24 Q4 was $209 million, compared to a net loss of $64 million for the same period in the prior year.

Adjusted EBITDA (as defined below) for FY24 Q4 was a loss of $33 million, compared to a loss of $39 million for the same period in the prior year. The decrease in adjusted EBITDA loss was primarily due to lower personnel-related and R&D expenses, partially offset by lower research services gross profit as the GSK collaboration exclusive discovery term concluded in July 2023, as noted above. Please refer to the tables below for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Full Year Fiscal 2024 Financial Results
Total revenue for FY24 was $220 million, compared to $299 million for the prior year, representing a decrease of 27%. The decrease was primarily driven by lower consumer services revenue resulting mainly from lower PGS kit sales volume and telehealth orders, as well as lower research services revenue as a result of the conclusion of the GSK collaboration exclusive discovery term concluded in July 2023. These decreases were partially offset by higher revenue from growth in our membership services revenue.

Revenue from consumer services, which includes PGS, telehealth and membership services, represented approximately 92% of total revenue for FY24. Research services revenue accounted for approximately 8% of total revenue for FY24.

Operating expenses for FY24 were $781 million, compared to $459 million for the prior year. The increase in operating expenses was primarily due to $352 million in non-cash goodwill impairment charges taken in the last two quarters, as discussed above. The increase was partially offset by lower personnel-related expenses following workforce reductions in the year along with the disposition of Lemonaid Health Limited in the UK in August 2023 and reductions in marketing advertising spend aimed to boost margin and marketing efficiency.

Net loss for FY24 was $667 million, compared to a net loss of $312 million for the prior year.

Adjusted EBITDA for FY24 was a loss of $176 million, compared to a loss of $161 million for the prior year. The increase in Adjusted EBITDA loss was primarily due to lower Research Services gross profit as the GSK collaboration exclusive discovery term concluded in July 2023, lower consumer services revenue driven mainly by lower PGS kit sales volume and telehealth orders and increasing Therapeutics expenses, partially offset by lower personnel-related expenses and reductions in marketing advertising spend, as noted above. Please refer to the tables below for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Please note the full year fiscal 2024 results are preliminary. The Company is still completing its assessment of its impairment review of goodwill and long-lived assets, and its impairment expense is undergoing further evaluation. This could result in an adjustment to the impairment recorded in the Company’s operating expenses and impact on its net loss. Please note that any adjustment would be a non-cash item and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2024.

Balance Sheet
23andMe ended March 31, 2024 with cash and cash equivalents of $216 million, compared to $387 million as of March 31, 2023.

FY2025 Financial Guidance
In light of the Special Committee review of strategic alternatives, the Company is not providing guidance at this time.

Conference Call Webcast Information
23andMe will host a conference call at 4:30 p.m. Eastern Time today, May 23, 2024, to discuss the financial results for Q4 and FY2024 and report on business progress. The webcast can be accessed at https://investors.23andme.com/news-events/events-presentations. A webcast replay will be available at the same address.

About 23andMe
23andMe is a genetics-led consumer healthcare and therapeutics company empowering a healthier future. For more information, please visit investors.23andme.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the future performance of 23andMe’s businesses in consumer genetics and therapeutics and the growth and potential of its proprietary research platform. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding 23andMe’s strategy, review of strategic alternatives and associated proposed transactions financial position, financial projections, funding for continued operations, cash reserves, projected costs, plans, potential future collaborations, database growth and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “predicts,” “continue,” “will,” “schedule,” and “would” or, in each case, their negative or other variations or comparable terminology, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on 23andMe’s current expectations and projections about future events and various assumptions. 23andMe cannot guarantee that it will actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on 23andMe’s forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond the control of 23andMe), or other assumptions that may cause actual results or performance to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The statements made herein are made as of the date of this press release and, except as may be required by law, 23andMe undertakes no obligation to update them, whether as a result of new information, developments, or otherwise.

Use of Non-GAAP Financial Measures
To supplement the 23andMe’s unaudited condensed consolidated statements of operations and unaudited condensed consolidated balance sheets, which are prepared in conformity with generally accepted accounting principles in the United States of America (GAAP), this press release also includes references to Adjusted EBITDA, a non-GAAP financial measure that is defined as net income (loss) before net interest income (expense), net other income (expense), income tax expenses (benefit), depreciation and amortization, impairment charges, stock-based compensation expense, and other items that are considered unusual or not representative of underlying trends of our business, including but not limited to: changes in fair value of warrant liabilities, litigation settlements, gains or losses on dispositions of subsidiaries, transaction-related costs, and cyber security incident expenses, net of probable insurance recoveries, if applicable for the periods presented. 23andMe has provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Adjusted EBITDA is a key measure used by 23andMe’s management and the board of directors to understand and evaluate operating performance and trends, to prepare and approve 23andMe’s annual budget and to develop short- and long-term operating plans. 23andMe provides Adjusted EBITDA because 23andMe believes it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry and it facilitates comparisons on a consistent basis across reporting periods. Further, 23andMe believes it is helpful in highlighting trends in its operating results because it excludes items that are not indicative of 23andMe’s core operating performance. In particular, 23andMe believes that the exclusion of the items eliminated in calculating Adjusted EBITDA provides useful measures for period-to-period comparisons of 23andMe’s business. Accordingly, 23andMe believes that Adjusted EBITDA provides useful information in understanding and evaluating operating results in the same manner as 23andMe’s management and board of directors.

In evaluating Adjusted EBITDA, you should be aware that in the future 23andMe will incur expenses similar to the adjustments in this presentation. 23andMe’s presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by these expenses or any unusual or non-recurring items. Adjusted EBITDA should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. Other companies, including companies in the same industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA as a tool for comparison. There are a number of limitations related to the use of these non-GAAP financial measures rather than net loss, which is the most directly comparable financial measure calculated in accordance with GAAP. Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. When evaluating 23andMe’s performance, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and other GAAP results. Adjusted EBITDA is our best proxy for cash burn.

Contacts
Investors: Ian Cooney, ianc@23andMe.com; investors@23andMe.com
Media: press@23andMe.com

23andMe Holding Co.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Revenue:
Service	$57,719	$80,778	$191,816	$265,840
Product	6,309	11,599	27,822	33,649
Total revenue	64,028	92,377	219,638	299,489
Cost of revenue:
Service	33,965	48,835	108,116	150,595
Product	3,032	3,560	12,145	14,398
Total cost of revenue	36,997	52,395	120,261	164,993
Gross profit	27,031	39,982	99,377	134,496
Operating expenses:
Research and development	46,724	60,719	205,361	222,596
Sales and marketing	16,931	21,779	85,600	119,927
General and administrative	22,296	26,758	129,772	115,984
Restructuring and other charges	—	—	8,368	—
Goodwill impairment	152,944	—	351,744	—
Total operating expenses	238,895	109,256	780,845	458,507
Loss from operations	(211,864)	(69,274)	(681,468)	(324,011)
Other income (expense):
Interest income, net	3,042	4,369	14,331	9,676
Other income (expense), net	5	174	506	(93)
Loss before income taxes	(208,817)	(64,731)	(666,631)	(314,428)
Provision for (benefit from) income taxes	18	(633)	73	(2,772)
Net loss	(208,835)	(64,098)	(666,704)	(311,656)
Other comprehensive income (loss), net of tax	—	(309)	620	(799)
Total comprehensive loss	$(208,835)	$(64,407)	$(666,084)	$(312,455)
Net loss per share of Class A and Class B common stock attributable to common stockholders:
Basic and diluted	$(0.43)	$(0.14)	$(1.40)	$(0.69)
Weighted-average shares used to compute net loss per share:
Basic and diluted	485,951,909	456,254,405	475,982,265	451,504,377

23andMe Holding Co.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	March 31, 2024	March 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$216,488	$386,849
Restricted cash	1,399	1,399
Accounts receivable, net	3,324	1,897
Inventories	12,465	10,247
Deferred cost of revenue	4,792	5,376
Prepaid expenses and other current assets	16,841	19,224
Total current assets	255,309	424,992
Property and equipment, net	28,351	38,608
Operating lease right-of-use assets, net	48,894	56,078
Restricted cash, noncurrent	6,974	6,974
Internal-use software, net	20,516	15,661
Intangible assets, net	33,255	45,520
Goodwill	—	351,744
Other assets	1,868	3,021
Total assets	$395,167	$942,598
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,571	$12,924
Accrued expenses and other current liabilities	42,263	66,430
Deferred revenue	64,827	62,521
Operating lease liabilities	8,670	7,541
Total current liabilities	127,331	149,416
Deferred revenue, noncurrent	10,000	—
Operating lease liabilities, noncurrent	67,845	77,763
Other liabilities	1,471	1,480
Total liabilities	206,647	228,659
Stockholders’ equity
Preferred stock - par value $0.0001, 10,000,000 shares authorized as of March 31, 2024 and 2023; zero shares issued and outstanding as of March 31, 2024 and 2023	—	—
Common stock, par value $0.0001 - Class A shares, 1,140,000,000 shares authorized, 323,394,807 and 293,020,474 shares issued and outstanding as of March 31, 2024 and 2023, respectively; Class B shares, 350,000,000 shares authorized, 166,724,586 and 168,179,488 shares issued and outstanding as of March 31, 2024 and 2023, respectively	49	46
Additional paid-in capital	2,361,559	2,220,897
Accumulated other comprehensive income (loss)	—	(620)
Accumulated deficit	(2,173,088)	(1,506,384)
Total stockholders’ equity	188,520	713,939
Total liabilities and stockholders’ equity	$395,167	$942,598

23andMe Holding Co.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(666,704)	$(311,656)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,227	32,071
Amortization and impairment of internal-use software	6,255	4,427
Stock-based compensation expense	120,209	116,017
Impairment of long-lived assets	—	10,126
Goodwill impairment	351,744	—
Loss on disposition of Lemonaid Health Limited	2,026	—
Other operating activities	(529)	77
Changes in operating assets and liabilities:
Accounts receivable, net	(1,427)	1,483
Inventories	(2,218)	542
Deferred cost of revenue	584	2,325
Prepaid expenses and other current assets	(1,231)	6,653
Operating lease right-of-use assets	7,185	7,393
Other assets	1,152	(429)
Accounts payable	(996)	(24,573)
Accrued expenses and other current liabilities	(7,104)	2,671
Deferred revenue	12,307	(418)
Operating lease liabilities	(8,790)	(8,934)
Other liabilities	(9)	(3,165)
Net cash used in operating activities	(164,319)	(165,390)
Cash flows from investing activities:
Purchases of property and equipment	(1,129)	(4,048)
Proceeds from sale of property and equipment	30	5
Capitalized internal-use software costs	(8,527)	(7,262)
Net cash used in investing activities	(9,626)	(11,305)
Cash flows from financing activities:
Proceeds from exercise of stock options	909	4,203
Proceeds from issuance of common stock under employee stock purchase plan	3,262	6,464
Payments for taxes related to net share settlement of equity awards	(230)	(197)
Payments of deferred offering costs	(357)	(693)
Net cash provided by financing activities	3,584	9,777
Effect of exchange rates on cash and cash equivalents	—	385
Net (decrease) increase in cash, cash equivalents and restricted cash	(170,361)	(166,533)
Cash, cash equivalents and restricted cash — beginning of period	395,222	561,755
Cash, cash equivalents and restricted cash — end of period	$224,861	$395,222
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$97	$473
Stock-based compensation capitalized for internal-use software costs	$3,606	$3,191
Deferred offering costs during the period included in accounts payable and accrued expenses	$1	$45
Reconciliation of cash, cash equivalents, and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$216,488	$386,849
Restricted cash, current	1,399	1,399
Restricted cash, noncurrent	6,974	6,974
Total cash, cash equivalents and restricted cash	$224,861	$395,222

23andMe Holding Co.
Total Company and Segment Information and Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)
The Company’s revenue and Adjusted EBITDA by segment and for the total Company is as follows:

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2024	2023	2024	2023
Segment Revenue: (1)
Consumer and Research Services	$64,028	$92,377	$219,638	$299,489
Total revenue	$64,028	$92,377	$219,638	$299,489
Segment Adjusted EBITDA:
Consumer and Research Services Adjusted EBITDA	$(3,874)	$4,989	$(36,769)	$(17,997)
Therapeutics Adjusted EBITDA	(17,135)	(29,904)	(91,025)	(88,503)
Unallocated Corporate (2)	(12,199)	(13,744)	(48,002)	(54,801)
Total Adjusted EBITDA	$(33,208)	$(38,659)	$(175,796)	$(161,301)
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(208,835)	$(64,098)	$(666,704)	$(311,656)
Adjustments
Interest income, net	(3,042)	(4,369)	(14,331)	(9,676)
Other (income) expense, net	(5)	(174)	(506)	93
Provision for (benefit from) income taxes	18	(633)	73	(2,772)
Depreciation and amortization	4,160	4,727	18,033	20,239
Amortization of acquired intangible assets	1,775	3,639	11,448	16,486
Impairment of acquired intangible assets	—	—	—	9,968
Stock-based compensation expense	19,011	22,249	120,209	116,017
Litigation settlement cost	—	—	98	—
Loss on disposition of Lemonaid Health Limited and transaction-related costs	—	—	2,375	—
Goodwill impairment	152,944	—	351,744	—
Cybersecurity incident expenses, net of probable insurance recoveries	765	—	1,765	—
Total Adjusted EBITDA	$(33,209)	$(38,659)	$(175,796)	$(161,301)
(1)There was no Therapeutics revenue for the three and twelve months ended March 31, 2024 and 2023.
(2)Certain department expenses such as Finance, Legal, Regulatory and Supplier Quality, Corporate Communications, Corporate Development, and CEO Office are not reported as part of the reporting segments as reviewed by the CODM. These amounts are included in Unallocated Corporate.